EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

first Quarter 2023 RESULTS

Q1 Organic Revenue Up 13% YoY Representing CSG’s Best Quarterly Result in Nearly Two Decades

Reiterating All 2023 Financial Guidance Targets

Fully Completed Charter Subscriber Migration from a Competitor’s System in Q1

Received “Prime” ESG Rating from ISS for Second Consecutive Year

DENVER--(May 3, 2023) — CSG (NASDAQ: CSGS) today reported results for the quarter ended March 31, 2023.

Financial Results:

First quarter 2023 financial results:

•
Total revenue was $298.7 million.
•
GAAP operating income was $38.2 million, or an operating margin of 12.8%, and non-GAAP operating income was $53.5 million, or a non-GAAP adjusted operating margin of 19.3%.
•
GAAP earnings per diluted share (EPS) was $0.68 and non-GAAP EPS was $1.04.
•
Cash flows from operations were $15.4 million, with non-GAAP free cash flow of $6.7 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.28 per share of common stock, or a total of approximately $9 million, to shareholders.

“Q1 2023 was a fantastic quarter for Team CSG. We delivered strong financial results across the board highlighted by 13% year-over-year organic revenue growth, our strongest quarterly result in nearly two decades. And with our strong start to the year, we are pleased to reiterate all 2023 financial guidance targets,” said Brian Shepherd, President and Chief Executive Officer of CSG. “We are also happy to report that we fully-completed the migration of Charter subscribers from a competitor’s billing system in Q1. On the Environmental, Social, and Governance (“ESG”) front, we achieved a number of milestones in the quarter including issuing our inaugural Impact and Task Force on Climate-Related Financial Disclosures (“TCFD”) reports and were awarded a “Prime” ESG rating from ISS for the second consecutive year.”

CSG Systems International, Inc.

May 3, 2023

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2023	2022	Changed
GAAP Results:
Revenue	$298,739	$264,400	13.0%
Operating Income	38,193	16,415	132.7%
Operating Margin Percentage	12.8%	6.2%
EPS	$0.68	$0.19	257.9%
Non-GAAP Results:
Operating Income	$53,511	$40,186	33.2%
Adjusted Operating Margin Percentage	19.3%	16.3%
EPS	$1.04	$0.86	20.9%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the first quarter of 2023 was $298.7 million, a 13.0% increase when compared to revenue of $264.4 million for the first quarter of 2022. The year-over-year increase can be primarily attributed to a strong quarter of software and services revenue, due mainly to the timing of the closure of deals, as well as increased payments volumes, conversions of customer accounts onto CSG solutions, and other ancillary services.

GAAP operating income for the first quarter of 2023 was $38.2 million, or 12.8% of total revenue, compared to $16.4 million, or 6.2% of total revenue, for the first quarter of 2022. The increase in operating income can be mainly attributed to the higher revenue generated in the first quarter of 2023, discussed above, and to a lesser extent, the $7.9 million decrease in restructuring and reorganization charges between years.

GAAP EPS for the first quarter of 2023 was $0.68, as compared to $0.19 for the first quarter of 2022. The increase in GAAP EPS is mainly due to the higher operating income in the first quarter of 2023, discussed above, and a $7.5 million loss on a derivative liability that CSG incurred in the first quarter of 2022 upon conversion of its convertible notes.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2023 was $53.5 million, or a non-GAAP adjusted operating margin of 19.3%, compared to $40.2 million, or a non-GAAP adjusted operating margin of 16.3% for the first quarter of 2022. The increase in non-GAAP operating income and non-GAAP adjusted operating margin can be mainly attributed to the higher revenue discussed above.

Non-GAAP EPS for the first quarter of 2023 was $1.04 compared to $0.86 for the first quarter of 2022. The increase in non-GAAP EPS is mainly due to the higher non-GAAP operating income in 2023, discussed above, offset by higher interest expense and foreign currency movements.

CSG Systems International, Inc.

May 3, 2023

Balance Sheet and Cash Flows

Cash, cash equivalents, and short-term investments as of March 31, 2023 were $167.7 million compared to $150.4 million as of December 31, 2022. CSG had net cash flows provided by (used in) operations for the first quarters ended March 31, 2023 and 2022 of $15.4 million and ($5.5) million, respectively, and had non-GAAP free cash flow (deficit) of $6.7 million and ($15.9) million, respectively.

Summary of Financial Guidance

CSG is reaffirming its financial guidance for the full year 2023, as follows:

GAAP Measures:
Revenue	$1,130 - $1,170 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	16.5% - 17.0%
EPS	$3.35 - $3.65
Adjusted EBITDA	$231 - $242 million
Free Cash Flow	$80 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 3, 2023 at 5:00 p.m. ET, to discuss CSG’s first quarter for 2023. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future, and tap into guidance along the way from our more than 5k-strong experienced global CSG services team.

Want to learn more about how to be a change maker and industry shaper like our 1,000-plus clients? Visit csgi.com to learn more.

CSG Systems International, Inc.

May 3, 2023

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

May 3, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$167,681	$150,365
Short-term investments	-	71
Total cash, cash equivalents, and short-term investments	167,681	150,436
Settlement and merchant reserve assets	177,300	238,653
Trade accounts receivable:
Billed, net of allowance of $5,254 and $5,528	255,774	274,189
Unbilled	73,262	52,830
Income taxes receivable	2,236	1,270
Other current assets	55,285	48,577
Total current assets	731,538	765,955
Non-current assets:
Property and equipment, net of depreciation of $107,836 and $105,466	68,648	71,787
Operating lease right-of-use assets	42,470	49,687
Software, net of amortization of $152,074 and $150,337	20,935	22,774
Goodwill	305,104	304,036
Acquired customer contracts, net of amortization of $123,694 and $120,080	42,891	45,417
Customer contract costs, net of amortization of $33,191 and $30,601	54,437	54,735
Deferred income taxes	22,177	26,206
Other assets	7,808	7,956
Total non-current assets	564,470	582,598
Total assets	$1,296,008	$1,348,553
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$37,500
Operating lease liabilities	19,220	21,012
Customer deposits	34,429	40,472
Trade accounts payable	36,121	47,720
Accrued employee compensation	49,836	68,321
Settlement and merchant reserve liabilities	176,329	237,810
Deferred revenue	54,794	46,033
Income taxes payable	7,956	5,455
Other current liabilities	25,550	22,886
Total current liabilities	441,735	527,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $2,469 and $2,656	403,781	375,469
Operating lease liabilities	45,097	53,207
Deferred revenue	21,756	21,991
Income taxes payable	3,510	3,410
Deferred income taxes	120	117
Other non-current liabilities	11,786	11,901
Total non-current liabilities	486,050	466,095
Total liabilities	927,785	993,304
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 31,678 and 31,269 shares outstanding	712	708
Additional paid-in capital	493,184	495,189
Treasury stock, at cost; 38,210 shares	(1,018,034)	(1,018,034)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	1
Cumulative foreign currency translation adjustments	(55,987)	(58,830)
Accumulated earnings	948,347	936,215
Total stockholders' equity	368,223	355,249
Total liabilities and stockholders' equity	$1,296,008	$1,348,553

CSG Systems International, Inc.

May 3, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2023	March 31, 2022
Revenue	$298,739	$264,400

Cost of revenue (exclusive of depreciation, shown separately below)	155,021	138,418
Other operating expenses:
Research and development	35,464	32,981
Selling, general and administrative	59,147	57,342
Depreciation	5,720	6,138
Restructuring and reorganization charges	5,194	13,106
Total operating expenses	260,546	247,985
Operating income	38,193	16,415
Other income (expense):
Interest expense	(7,219)	(3,272)
Interest and investment income, net	569	130
Loss on derivative liability upon debt conversion	-	(7,456)
Other, net	(2,432)	812
Total other	(9,082)	(9,786)
Income before income taxes	29,111	6,629
Income tax provision	(8,183)	(516)
Net income	$20,928	$6,113

Weighted-average shares outstanding:
Basic	30,418	31,416
Diluted	30,609	31,810

Earnings per common share:
Basic	$0.69	$0.19
Diluted	0.68	0.19

CSG Systems International, Inc.

May 3, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net income	$20,928	$6,113
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation	5,757	6,138
Amortization	11,471	13,870
Asset impairment	1,595	10,705
Gain (loss) on short-term investments and other	(125)	15
Loss on derivative liability upon debt conversion	-	7,456
Unrealized foreign currency transactions (gain) loss, net	41	(136)
Deferred income taxes	4,079	(55)
Stock-based compensation	6,412	5,581
Subtotal	50,158	49,687
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(1,825)	182
Other current and non-current assets and liabilities	(6,871)	(6,069)
Income taxes payable/receivable	1,647	(1,735)
Trade accounts payable and accrued liabilities	(36,071)	(42,550)
Deferred revenue	8,359	(5,064)
Net cash provided by (used in) operating activities	15,397	(5,549)

Cash flows from investing activities:
Purchases of software, property and equipment	(8,700)	(10,375)
Proceeds from sale/maturity of short-term investments	71	21,887
Net cash provided by (used in) investing activities	(8,629)	11,512

Cash flows from financing activities:
Proceeds from issuance of common stock	893	650
Payment of cash dividends	(9,088)	(8,885)
Repurchase of common stock	(9,306)	(23,660)
Deferred acquisition payments	(274)	-
Proceeds from long-term debt	30,000	245,000
Payments on long-term debt	(1,875)	(244,176)
Settlement and merchant reserve activity	(61,482)	(23,543)
Net cash used in financing activities	(51,132)	(54,614)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	327	1,351

Net decrease in cash, cash equivalents, and restricted cash	(44,037)	(47,300)

Cash, cash equivalents, and restricted cash, beginning of period	389,018	391,902
Cash, cash equivalents, and restricted cash, end of period	$344,981	$344,602

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$7,005	$5,876
Income taxes	2,211	2,230

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$167,681	$181,457
Settlement and merchant reserve assets	177,300	163,145
Total cash, cash equivalents, and restricted cash	$344,981	$344,602

CSG Systems International, Inc.

May 3, 2023

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2023		December 31, 2022		March 31, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$61,532	21%	$58,006	20%	$52,069	20%
Comcast	53,415	18%	55,383	19%	52,524	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Broadband/Cable/Satellite	52%	53%	54%
Telecommunications	20%	20%	19%
All other	28%	27%	27%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Americas	84%	86%	84%
Europe, Middle East and Africa	12%	9%	12%
Asia Pacific	4%	5%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

May 3, 2023

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each n on-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 3, 2023

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Amortization of original issue discount (“OID”)	—	—	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 3, 2023

• Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

• The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

May 3, 2023

•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

May 3, 2023

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31,
	2023	2022
Non-GAAP Operating Income
GAAP operating income	$38,193	$16,415
Restructuring and reorganization charges (1)	5,194	13,106
Executive transition costs	-	1,275
Acquisition-related expenses:
Amortization of acquired intangible assets	3,209	3,656
Transaction-related costs	158	13
Stock-based compensation (1)	6,757	5,721
Non-GAAP operating income	$53,511	$40,186

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$298,739	$264,400
Less: Transaction fees (2)	(21,973)	(18,038)
Revenue less transaction fees	$276,766	$246,362
Non-GAAP adjusted operating margin percentage	19.3%	16.3%

(1) Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on the income statement.

(2) Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

May 3, 2023

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2023		March 31, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$20,928	$0.68	$6,113	$0.19
GAAP income tax provision (3)	8,183		516
GAAP income before income taxes	29,111		6,629
Restructuring and reorganization charges (1)	5,194		13,106
Executive transition costs	-		1,275
Acquisition-related costs:
Amortization of acquired intangible assets	3,209		3,656
Transaction-related costs	158		13
Stock-based compensation (1)	6,757		5,721
Loss on debt extinguishment/conversion	-		7,456
Non-GAAP income before income taxes	44,429		37,856
Non-GAAP income tax provision (3)	(12,662)		(10,410)
Non-GAAP net income	$31,767	$1.04	$27,446	$0.86

(3) For the quarters ended March 31, 2023 and 2022 the GAAP effective income tax rates were approximately 28% and 8%, respectively, and the non-GAAP effective income tax rates were approximately 28.5% and 27.5%, respectively. The first quarter of 2022 GAAP effective income tax rate was impacted by the combination of lower net income and a discrete tax benefit related to the vesting of equity-awards during the quarter.

(4) The outstanding diluted shares for the quarters ended March 31, 2023 and 2022 were 30.6 million and 31.8 million, respectively.

CSG Systems International, Inc.

May 3, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2023	2022
GAAP net income	$20,928	$6,113
GAAP income tax provision	8,183	516
Interest expense (5)	7,219	3,272
Loss on derivative liability upon debt conversion	-	7,456
Interest and investment income and other, net	1,863	(942)
GAAP operating income	38,193	16,415
Restructuring and reorganization charges (1)	5,194	13,106
Executive transition costs	-	1,275
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,209	3,656
Transaction-related costs	158	13
Stock-based compensation (1)	6,757	5,721
Amortization of other intangible assets (6)	3,453	3,488
Amortization of customer contract costs (6)	4,622	6,537
Depreciation (1)	5,720	6,138
Non-GAAP adjusted EBITDA	$67,306	$56,349
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	24.3%	22.9%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2023	2022
Amortization of acquired intangible assets	$3,209	$3,656
Amortization of other intangible assets	3,453	3,488
Amortization of customer contract costs	4,622	6,537
Amortization of deferred financing costs	187	189
Total amortization	$11,471	$13,870

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2023	2022
Cash flows from operating activities	$15,397	$(5,549)
Purchases of software, property and equipment	(8,700)	(10,375)
Non-GAAP free cash flow (deficit)	$6,697	$(15,924)

CSG Systems International, Inc.

May 3, 2023

Non-GAAP Financial Measures – 2023 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2023 full year financial guidance, is as follows (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
Non-GAAP Operating Income
GAAP operating income	$122,100	$133,500
Restructuring and reorganization charges	5,200	5,200
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200	12,200
Transaction-related costs	200	200
Stock-based compensation	33,900	33,900
Non-GAAP operating income	$173,600	$185,000

Non-GAAP Operating Margin Percentage
Revenue	$1,130,000	$1,170,000
Less: Transaction fees (2)	(78,000)	(82,000)
Revenue less transaction fees	$1,052,000	$1,088,000
Non-GAAP adjusted operating margin percentage	16.5%	17.0%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2023 full year financial guidance is as follows (in thousands, except per share amounts):

	2023 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$66,300	$2.14	$74,400	$2.40
GAAP income tax provision (7)	26,700		30,000
GAAP income before income taxes	93,000		104,400
Restructuring and reorganization charges	5,200		5,200
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200		12,200
Transaction-related costs	200		200
Stock-based compensation	33,900		33,900
Non-GAAP income before income taxes	144,500		155,900
Non-GAAP income tax provision (7)	(40,700)		(42,900)
Non-GAAP net income	$103,800	$3.35	$113,000	$3.65

(7) For 2023, the estimated effective income tax rates for GAAP and non-GAAP purposes are expected to be approximately 29% and 28% – 28.5%, respectively.

(8) The weighted-average diluted shares outstanding are expected to be approximately 31 million.

CSG Systems International, Inc.

May 3, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2023 full year financial guidance (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
GAAP net income	$66,300	$74,400
GAAP income tax provision (7)	26,700	30,000
Interest expense	31,500	31,500
Interest and investment income and other, net	(2,400)	(2,400)
GAAP operating income	122,100	133,500
Restructuring and reorganization charges	5,200	5,200
Executive transition costs
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200	12,200
Transaction-related costs	200	200
Stock-based compensation	33,900	33,900
Amortization of other intangible assets	11,700	11,700
Amortization of client contract costs	20,000	20,000
Depreciation	25,700	25,700
Non-GAAP adjusted EBITDA	$231,000	$242,400
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.0%	22.3%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2023 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$102,000	$148,000
Purchases of software, property and equipment	(22,000)	(28,000)
Non-GAAP free cash flow	$80,000	$120,000